UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2015

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 24, 2015, CONSOL Energy Inc., a Delaware Corporation (“CONSOL Energy,” “we,” “our” or “us”), issued a press release announcing that CONSOL Energy intends, subject to market and other conditions, to offer and sell to eligible purchasers $650 million of senior notes due 2023 in a private offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Additionally, in connection with the above-referenced offering of senior notes, CONSOL Energy provided the following information to potential eligible purchasers and is thus furnishing such information pursuant to Regulation FD:

1.	Significant Contracted Position in Coal Sales. As of March 6, 2015, 83% of our estimated 2015 coal tonnage is subject to contract at an average committed price of $61.98 per ton. For 2015, 87% of the projected tonnage from our Pennsylvania Operations is subject to contract at committed prices, and 51% of the projected tonnage from our Virginia Operations is subject to contract at committed prices. For Q1 2015, 97% of the projected tonnage from our Pennsylvania Operations is subject to contract at committed prices, and 100% of the projected tonnage from our Virginia Operations is subject to contract at committed prices. The average committed price per ton for Q1 2015 coal production is estimated to be $60.58. 42% of our estimated 2016 coal tonnage is subject to contract at an average committed price of $62.09 per ton. For 2016, 46% of the projected tonnage from our Pennsylvania Operations is subject to contract at committed prices, and 20% of the projected tonnage from our Virginia Operations is subject to contract at committed prices.

2.	Rig Development Plan. The development plan for 2015 anticipates 8 to 9 gross rigs.

3.	Held by Production Acreage. As of December 31, 2014, 91% of our acreage in the Marcellus is held by production.

4.	Net Acreage and Approximate Gross Locations in the Marcellus and Utica Shales. As of December 31, 2014, we have 441,000 net acres in the Marcellus, with approximately 8,900 gross locations, based on 5,000 ft. laterals with 86-acre spacing. As of December 31, 2014, we have 614,000 net acres in the Utica, with approximately 3,350 gross locations, based on 5,000 ft. laterals with 86-acre spacing.

5.	Hedging Position. As of March 1, 2015, we had hedges on approximately 121.2 Bcf of our remaining 2015 natural gas production at an average price of $4.05 per Mcf.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release dated March 24, 2015 announcing the proposed notes offering by CONSOL Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: March 24, 2015

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release dated March 24, 2015 announcing the proposed notes offering by CONSOL Energy Inc.